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                                                                      EXHIBIT 21

                            MERITOR AUTOMOTIVE, INC.

                      LIST OF SUBSIDIARIES OF THE COMPANY
                            AS OF DECEMBER 15, 1997

                                                                            PERCENTAGE OF VOTING
                                                                             SECURITIES OWNED BY
                                                                           -----------------------
                          NAME AND JURISDICTION                            REGISTRANT   SUBSIDIARY
-------------------------------------------------------------------------  ----------   ----------
Meritor Heavy Vehicle Systems LLC (Delaware).............................   100%
Meritor Light Vehicle Systems, Inc. (Delaware)...........................   100%
Meritor Automotive Canada Inc. (Canada)..................................   100%
Meritor Automotive Limited (England).....................................   100%
     Meritor France S.A. (France)........................................                100%
Meritor Automotive GmbH (Germany)........................................    99%          1%   *
Meritor do Brasil Ltda. (Brazil).........................................                100%  **

---------------

 * 1% of the voting securities of Meritor Automotive GmbH is owned by Meritor Heavy Vehicle Systems Limited.

** 100% of the voting securities of Meritor do Brasil Ltda. is owned by Meritor
   Participacoes Ltda., a holding company all of the voting securities of which are owned by Meritor Automotive, Inc.

     Listed above are certain consolidated subsidiaries included in the financial statements of the Company. Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.